Term sheet No. 1353 To prospectus dated September 29, 2009 and prospectus supplement dated September 29, 2009	Registration Statement No. 333-162195 Dated October 21, 2011; Rule 433
Deutsche Bank AG, London Branch
$           Securities Linked to the Deutsche Bank Fed Funds Total Return Index and the Deutsche Bank Haven Plus Excess Return Index due November 21*, 2016

General
•
The Securities (the “securities”) are designed for investors who seek a return at maturity that offers exposure to one times the appreciation or depreciation of the Deutsche Bank Fed Funds Total Return Index and two times the appreciation or depreciation of the Deutsche Bank Haven Plus Excess Return Index, reduced by the Haven Adjustment Factor. Investors will not receive any coupon payments and should be willing to lose some or all of their initial investment if either index depreciates or fails to appreciate sufficiently to offset the effect of the Haven Adjustment Factor over the term of the securities. The securities will be redeemed early upon the occurrence of a Basket Knock-Out Event (as described below), in which case investors will lose a significant portion, and could lose all, of their investment. In addition, investors will have the right (the “early redemption right”) to cause us to redeem their securities in whole, but not in part, on the specified Early Redemption Dates. Any payment on the securities is subject to the credit of the Issuer.

•	Senior unsecured obligations of Deutsche Bank AG due November 21*, 2016.
•	Minimum denominations of $1,000 (the “Face Amount”) and integral multiples of $1,000 in excess thereof.
•	The securities are expected to price on or about November 16*, 2011 (the “Trade Date”) and are expected to settle on or about November 21*, 2011 (the “Settlement Date”).

Key Terms
Issuer:	Deutsche Bank AG, London Branch
Issue Price:	100% of the Face Amount
Basket:	The securities are linked to the performance of two indices, as set forth below (each a “Basket Index” and, collectively, the “Basket Indices”)
Basket Index	Ticker Symbol	Initial Reference Level†
Deutsche Bank Fed Funds Total Return Index (the “DB Fed Funds Index”)	DBMMFED1
Deutsche Bank Haven Plus Excess Return Index (the “Haven Index”)	DBHVPER
† The Initial Reference Levels will be set on the Trade Date.
Redemption Amount:	You will receive a cash payment on the Maturity Date, Basket Knock-Out Payment Date or Early Redemption Date, as applicable, per $1,000 Face Amount of securities, calculated as follows:
$1,000 x	(	Final Basket Level	)
Initial Basket Level
The Redemption Amount will not be less than zero. Your investment will be fully exposed to any depreciation in the DB Fed Funds Index and two times any depreciation in the Haven Index.
Initial Basket Level:	100
Basket Level:	On any trading day: 100 × (1 + DB Fed Funds Performance + 2 x Haven Performance)
Final Basket Level:	The Basket Level as determined by Deutsche Bank AG, London Branch on the Final Valuation Date, the Basket Knock-Out Valuation Date or the Early Redemption Valuation Date, as the case may be.
 (Key Terms continued on next page)
Investing in the securities involves a number of risks. See “Risk Factors” beginning on page TS-5 of this term sheet.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this term sheet or the accompanying prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.
	Price to Public	Discounts and Commissions(1)	Proceeds to Us
Per Security	$1,000.00	$	$
Total	$	$	$
(1) The securities will be sold with an up-front commission or fee in connection with the sale of the securities equal to 0.25% or $2.50 per $1,000 Face Amount of securities. We expect to pay a portion of the Haven Adjustment Factor as a commission to brokerage firms, which may include Deutsche Bank Securities Inc., and their affiliates, whose clients purchase securities in this offering and who continue to hold their securities.
For more detailed information about discounts and commissions, please see “Underwriting (Conflicts of Interest)” in this term sheet.
The agents for this offering are affiliates of ours. For more information see “Underwriting (Conflicts of Interest)” in this term sheet.
The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Deutsche Bank Securities	Deutsche Bank Trust Company Americas
October 21, 2011

(Key Terms continued from previous page)

DB Fed Funds Performance:
Haven Performance:
Initial Reference Level:	The closing level for the respective Basket Index on the Trade Date
Final Reference Level:
For purposes of calculating the Redemption Amount payable on the Maturity Date:
•      the closing level for the respective Basket Index on the Final Valuation Date.
For purposes of calculating the Redemption Amount payable on the Basket Knock-Out Payment Date:
•      the closing level for the respective Basket Index on the Basket Knock-Out Valuation Date.
For purposes of calculating the Redemption Amount payable on the Early Redemption Date:
•      the closing level for the respective Basket Index on the applicable Early Redemption Valuation Date.
For all other purposes:
•      the closing level for the respective Basket Index on the applicable trading day.
The closing levels on any trading day are subject to adjustment in the event of a Market Disruption Event††.

Haven Adjustment Factor:
0.006 × (Days / 365), where “Days” equals the number of calendar days from, and including, the Trade Date to, but excluding, the Final Valuation Date, the Basket Knock-Out Valuation Date or an Early Redemption Valuation Date (each, a “Valuation Date”), as applicable.

Basket Knock-Out Event:
If the Basket Level on any trading day during the period from but excluding the Trade Date to and including the second trading day prior to the Final Valuation Date is less than 40 (a “Basket Knock-Out Event,” and such trading day, the “Basket Knock-Out Valuation Date”), the securities will be redeemed by the Issuer for the Redemption Amount calculated as of the  Basket Knock-Out Valuation Date, with payment made on the date that is five business days after the Basket Knock-Out Valuation Date (the “Basket Knock-Out Payment Date”).

Investor Early Redemption:
You will have the right to cause us to redeem your securities in whole, but not in part, for the Redemption Amount by submitting a notice of your intention, indicating the number of securities (in integral Face Amount of $1,000), to your broker in accordance with your broker’s instructions so that we receive notification of your intention during the applicable Election Period. The Election Period corresponding to each Early Redemption Date is set forth under the heading “Investor Early Redemption” herein. If you exercise your early redemption right, the Redemption Amount payable on the applicable Early Redemption Date will be calculated using the Final Reference Level and Haven Adjustment Factor on the corresponding Early Redemption Valuation Date. See “General Terms of the Securities — Investor Early Redemption” herein.

Early Redemption Valuation Dates:
February 16, 2012, May 16, 2012, August 16, 2012, November 16, 2012, February 19, 2013, May 16, 2013, August 16, 2013, November 18, 2013, February 18, 2014, May 16, 2014, August 18, 2014, November 17, 2014, February 17, 2015, May 18, 2015, August 17, 2015, November 16, 2015, February 16, 2016, May 16, 2016 and August 16, 2016, or, in each case, if such day is not a trading day, the first succeeding trading day, subject to postponement in the event of a Market Disruption Event. ††

Early Redemption Dates:
February 21, 2012, May 18, 2012, August 20, 2012, November 20, 2012, February 21, 2013, May 20, 2013, August 20, 2013, November 20, 2013, February 20, 2014, May 20, 2014, August 20, 2014, November 19, 2014, February 19, 2015, May 20, 2015, August 19, 2015, November 18, 2015, February 18, 2016, May 18, 2016 and August 18, 2016, in each case subject to postponement if such day is not a business day or in the event of a Market Disruption Event. ††

Trade Date:	November 16*, 2011
Settlement Date:	November 21*, 2011
Final Valuation Date:	November 16*, 2016, subject to adjustments for non-trading days and Market Disruption Events††
Maturity Date:	November 21*, 2016, subject to adjustments for non-trading days and Market Disruption Events††
CUSIP / ISIN:	2515A1 E3 1/ US2515A1E318
*Expected. In the event that we make any change to the expected Trade Date or Settlement Date, the Final Valuation Date and the Maturity Date may be changed so that the stated term of the securities remains the same.
†† For more information regarding Market Disruption Events see “General Terms of the Securities – Market Disruption Events” herein.

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES

•
You should read this term sheet together with the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these securities are a part and the prospectus dated September 29, 2009. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus supplement dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000119312509200021/d424b31.pdf

•	Prospectus dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000095012309047023/f03158be424b2xpdfy.pdf

•
Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this term sheet, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

•
This term sheet, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying prospectus supplement and prospectus, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

•
Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and this term sheet if you so request by calling toll-free 1-800-311-4409.

•
You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. We will notify you in the event of any changes to the terms of the securities, and you will be asked to accept such changes in connection with your purchase of any securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the securities.

HYPOTHETICAL EXAMPLES

The following table illustrates the hypothetical Redemption Amounts per $1,000 Face Amount of securities, for hypothetical performances of the DB Fed Funds Index and the Haven Index, payable on the Maturity Date. The hypothetical Redemption Amounts set forth below are for illustrative purposes only and assumes a period of 1,827 calendar days from the Trade Date to the Final Valuation Date. The actual Redemption Amount applicable to a purchaser of the securities will be based on the Final Basket Level on the Final Valuation Date or the Basket Knock-Out Valuation Date, as the case may be. The numbers appearing in the following table and examples have been rounded for ease of analysis.

For purposes of this table and these examples, it is assumed that a Basket Knock-Out Event does not occur. If a Basket Knock-Out Event occurs, you will lose a significant portion, and could lose all, of your investment in the securities.

Final	Index Performance Excluding Adjustment Factors	Index Performance Including the Haven Adjustment Factor
DB Fed Funds Return	1.00%	1.00%
Haven Index Return	20.00%	17.00%
Final Basket Level		134.993
Redemption Amount		$1,349.93
DB Fed Funds Return	0.73%	0.73%
Haven Index Return	1.38%	-1.62%
Final Basket Level		97.483
Redemption Amount		$974.83
DB Fed Funds Return	0.00%	0.00%
Haven Index Return	-10.00%	-13.00%
Final Basket Level		73.993
Redemption Amount		$739.93

The following examples assume Initial Reference Levels of 172 and 294 for the DB Fed Funds Index and the Haven Index, respectively.

Example 1: The Final Reference Level of the DB Fed Funds Index increases 1.00% to 173.72 from the Initial Reference Level of 172, and the Final Reference Level of the Haven Index increases 20.00% to 352.80 from the Initial Reference Level of 294. Assuming a period of 1,827 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 134.993, calculated as follows:

Final Basket Level	=	100 x [1 + DB Fed Funds Performance + (2 x Haven Performance)]
	=	100 x [1 + (173.72/172 – 1) + 2 × (352.80/294 – 0.006 × (1,827 / 365) – 1)]
	=	134.993

Accordingly, you would receive a Redemption Amount of $1,349.93 per $1,000 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level

	=	$1,000	x	134.993
				100

	=	$1,349.93

Example 2: The Final Reference Level of the DB Fed Funds Index increases 0.73% to 173.2556 from the Initial Reference Level of 172, and the Final Reference Level of the Haven Index increases 1.38% to 298.0572 from the Initial Reference Level of 294. In this case, even though the Final Reference Levels of the DB Fed Funds Index and the Haven Index are both greater than the Initial Reference Levels, you would receive a payment at maturity that is less than

$1,000.00 per Face Amount of securities because the increases in the Final Reference Levels are not sufficient to offset the effect of the Haven Adjustment Factor. Assuming a period of 1,827 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 97.483, calculated as follows:

Final Basket Level	=	100 x [1 + DB Fed Funds Performance + (2 x Haven Performance)]
	=	100 x [1 + (173.2556/172 – 1) + 2 × (298.0572/294 – 0.006 × (1,827 / 365) – 1)]
	=	97.483

Accordingly, you would receive a Redemption Amount of $974.83 per $1,000 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level

	=	$1,000	x	97.483
				100

	=	$974.83

Example 3: The Final Reference Level of the DB Fed Funds Index does not change from the Initial Reference Level of 172, and the Final Reference Level of the Haven Index decreases 10.00% to 264.60 from the Initial Reference Level of 294. In this case, even though the Final Reference Level of the DB Fed Funds Index stays the same as the Initial Reference Level, you would receive a payment at maturity that is significantly less than $1,000.00 per $1,000.00 Face Amount of securities because the performance of the DB Fed Funds Index is offset by the leveraged decrease in the level of the Haven Index and the Haven Adjustment Factor. Assuming a period of 1,827 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 73.993, calculated as follows:

Final Basket Level	=	100 x [1 + DB Fed Funds Performance + (2 x Haven Performance)]
	=	100 x [1 + (172/172 – 1) + 2 × (264.60/294 – 0.006 × (1,827 / 365) – 1)]
	=	73.993

Accordingly, you would receive a Redemption Amount of $739.93 per $1,000 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level

	=	$1,000	x	73.993
				100

	=	$739.93

The following table illustrates the hypothetical Redemption Amount per $1,000 Face Amount of securities on a hypothetical Basket Knock-Out Payment Date for hypothetical performances of the DB Fed Funds Index and the Haven Index. The hypothetical Redemption Amount set forth below assumes (i) Initial Reference Levels of 172 and 294 for the DB Fed Funds Index and the Haven Index, respectively, (ii) a Basket Knock-Out Event occurs on January 6, 2012, which would also be the Basket Knock-Out Valuation Date, (iii) January 13, 2012 is the Basket Knock-Out Payment Date, and (iv) a period of 51 calendar days from the Trade Date to the Basket Knock-Out Valuation Date. The hypothetical Redemption Amount set forth below is for illustrative purposes only. The actual Redemption Amount applicable to a purchaser of the securities will be based on the Final Basket Level on the Final Valuation Date or the Basket Knock-Out Valuation Date, as the case may be. The numbers appearing in the following table and examples have been rounded for ease of analysis.

On Day of Basket Knock-Out Event (January 6, 2012) (also Basket Knock-Out Valuation Date)			On Basket Knock-Out Payment Date (January 13, 2012)
Final Reference Level (DB Fed Funds Index)	Final Reference Level (Haven Index)	Basket Level	Redemption Amount	Return on Securities
172	200	35.887	$358.87	-64.11%

Example 1: The Final Reference Level of the DB Fed Funds Index does not change from the Initial Reference Level of 172 on January 6, 2012, and the Final Reference Level of the Haven Index decreases from the Initial Reference Level of 294 to 200 on January 6, 2012. In this case, assuming the Basket Level stayed at or above 40.00 prior to January 6, 2012, a Basket Knock-Out Event would occur on January 6, 2012, making January 6, 2012 the Basket Knock-Out Valuation Date and January 13, 2012 the Basket Knock-Out Payment Date. Your securities will be redeemed early because the Basket Level has fallen below 40 on January 6, 2012, triggering a Basket Knock-Out Event. Assuming a period of 51 calendar days from the Trade Date to the Basket Knock-Out Valuation Date, the Final Basket Level would be 35.887, calculated as follows:

Final Basket Level	=	100 x [1 + DB Fed Funds Performance + (2 x Haven Performance)]
	=	100 x [1 + (172/172 – 1) + 2 × (200/294 – 0.006 × (51 / 365) – 1)]
	=	35.887

Accordingly, you would receive a Redemption Amount of $358.87 per $1,000 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level

	=	$1,000	x	35.887
				100

	=	$358.87

Selected Purchase Considerations

•
APPRECIATION POTENTIAL — The securities provide the opportunity for enhanced returns when any positive DB Fed Funds Performance is combined with two times any positive Haven Performance in calculating the Redemption Amount. Because the securities are our senior obligations, payment of any amount on the securities is subject to our ability to pay our obligations as they become due.

•
ACCELERATED LOSS AND NO PROTECTION AGAINST LOSS — The securities offer participation in the performance of the DB Fed Funds Index and the Haven Index. In the case of the Haven Index, the investor is exposed to two times any appreciation or depreciation of the index, and the index performance will be reduced by the Haven Adjustment Factor. Any negative DB Fed Funds Performance will be combined with two times any negative Haven Performance in calculating the Redemption Amount. You may lose a substantial amount of your investment as a result. Your payment at maturity, upon a Basket Knock-Out Event or upon Investor Early Redemption will be further reduced by the Haven Adjustment Factor.

•
POTENTIAL EARLY EXIT WITH MANDATORY LOSS DUE TO BASKET KNOCK-OUT FEATURE — The securities will be redeemed early by us if a Basket Knock-Out Event occurs, in which case you will lose a significant portion of your initial investment in the securities. Early redemption upon such a Basket Knock-Out Event will be automatic, and you will be entitled only to the applicable Redemption Amount payable on the Basket Knock-Out Payment Date based on the Final Basket Level on the Basket Knock-Out Valuation Date, even if the Basket Indices subsequently appreciate. If a Basket Knock-Out Event occurs, you will not be able to hold your securities to maturity or benefit from any appreciation of the Basket that may occur after the Basket Knock-Out Valuation Date, and you will lose a significant portion of your initial investment.

•
EARLY REDEMPTION RIGHT — You will have the right to cause us to redeem the securities in whole, but not in part, for the Redemption Amount, on any trading day during the Election Period, as set forth under “General Terms of the Securities — Investor Early Redemption.”

•
RETURN LINKED TO THE PERFORMANCE OF TWO INDICES — The return on the securities, which may be positive or negative, is fully exposed to the performance of two indices: the DB Fed Funds Index and the Haven Index. Exposure to the Haven Index is on a two-times leveraged basis.

The Deutsche Bank Fed Funds Total Return Index (DB Fed Funds Index)

The DB Fed Funds Index is intended to measure the accrual of a deposit invested at the inter-bank overnight interest rate. The inter-bank overnight interest rate refers to the New York closing business rate (Bloomberg: FEDL01). The deposit is compounded daily, with a 360-day-year convention. The Fed Funds Index is calculated on a total return basis on every calendar day. For more information on the DB Fed Funds Index, including information concerning its calculation methodology, please see the section entitled “The DB Fed Funds Index” in this term sheet.

The Deutsche Bank Haven Plus Excess Return Index (Haven Index)

The Deutsche Bank Haven Plus Excess Return Index (the “Haven Index”) is intended to reflect the performance of the Deutsche Bank Balanced Currency Harvest (USD) Index (the “Base Index”), with adjustments made to the level of exposure to the Base Index based on EUR/USD spot foreign exchange 1-week implied volatility. The Base Index is intended to reflect the performance of certain notional currency forward rates, based on a strategy of purchasing 3-month forward contracts on certain currencies in jurisdictions with high interest rates and selling 3-month forward contracts on certain currencies in jurisdictions with low interest rates.  Negative movements in the forward rates of the Long Currencies (as defined below) and/or positive movements in the forward rates of the Short Currencies (as defined below) will have an adverse effect on the level of the Base Index, and therefore the Haven Index. For more information on the Haven Index, including information concerning its calculation methodology, please see the section entitled “The Haven Index” in this term sheet.

•
THE HAVEN ADJUSTMENT FACTOR REDUCES THE REDEMPTION AMOUNT AT MATURITY, ON THE BASKET KNOCK-OUT PAYMENT DATE OR ON THE EARLY REDEMPTION DATE — The payment at maturity, upon a Basket Knock-Out Event or upon Investor Early Redemption will be reduced by the Haven Adjustment Factor, which will be applied to the Haven Performance, on the Final Valuation Date, the Basket Knock-Out Valuation Date or the Early Redemption Valuation Date, as applicable, and will reduce the return on the securities regardless of whether the Final Reference Level of the Haven Index on the Final Valuation Date, the Basket Knock-Out Valuation Date or the Early Redemption Valuation Date, as applicable, is greater than, less than or equal to its Initial Reference Level. Because the securities are our senior unsecured obligations, payment of any amount at maturity or upon an early redemption is subject to our ability to pay our obligations as they become due.

•	TAX CONSIDERATIONS — You should review carefully the section in this term sheet entitled “U.S. Federal Income Tax Consequences.”

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the securities.

For a discussion of certain German tax considerations relating to the securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

We do not provide any advice on tax matters. You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risk Factors

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Basket Indices. You should consider carefully the following discussion of risks together with the risk information contained in the accompanying prospectus supplement and prospectus before you decide that an investment in the securities is suitable for you.

•
YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS ON AN ACCELERATED BASIS — The securities do not guarantee any return of your initial investment. The return on the securities at maturity, upon the occurrence of a Basket Knock-Out Event or upon Investor Early Redemption is linked to the performance of the Basket Indices and will depend on whether, and the extent to which, the Final Basket Level is greater than the Initial Basket Level. Your investment will be fully exposed to 100% of any decline in the DB Fed Funds Index and 200% of any decline of the Haven Index.  As the return on the securities is linked to the leveraged performance of the Haven Index, a decline in the level of the Haven Index could have a significant negative impact on the Basket Level and thus on your return. In particular, any positive performance of the DB Fed Funds Index may be offset by negative performance of the Haven Index, which will be multiplied by two (2), and the Basket Level could decline very rapidly if both the DB Fed Funds Index and the Haven Index decline simultaneously. In addition, because your securities are exposed to two times the performance of the Haven Index, the Haven Adjustment Factor will reduce the Redemption Amount payable in respect of the securities on a leveraged basis, whether the performance of the Haven Index is positive or negative. You will lose some or all of your initial investment if the Final Basket Level is less than the Initial Basket Level, and your loss may be accelerated because your investment is fully exposed to any negative DB Fed Funds Performance and two times any negative Haven Performance, which performances are combined in calculating the Redemption Amount.

•
YOUR SECURITIES ARE EXPOSED TO ONE TIMES THE PERFORMANCE OF THE DB FED FUNDS INDEX AND TWO TIMES THE PERFORMANCE OF THE HAVEN INDEX — The Redemption Amount payable at maturity or upon early redemption will reflect any appreciation or depreciation of the DB Fed Funds Index and two times any appreciation or depreciation of the Haven Index, in each case as measured from the Trade Date to the Final Valuation Date, the Basket Knock-Out Valuation Date or the Early Redemption Date, as applicable, and, in the case of the Haven Index, reduced by the Haven Adjustment Factor. The performance of each Basket Index is combined in calculating the Redemption Amount, with the effect of magnifying losses if the levels of the Basket Indices decline or offsetting gains if the level of one Basket Index increases and the level of the other Basket Index declines. Because the securities are linked to the Haven Index on a two-times leveraged basis, any negative performance of the Haven Index will have a substantial effect on your return even though the performance of the Basket is based on the appreciation or depreciation of the Basket as a whole.

•
THE SECURITIES ARE SUBJECT TO THE ISSUER’S CREDITWORTHINESS — The securities are senior unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any payment at maturity or upon early redemption pursuant to the occurrence of a Basket Knock-Out Event or Investor Early Redemption, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the securities and in the event Deutsche Bank AG were to default on its obligations you may not receive the payment at maturity or upon early redemption pursuant to the occurrence of a Basket Knock-Out Event or Investor Early Redemption owed to you under the terms of the securities.

•
TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES IN THE EQUITY AND EQUITY DERIVATIVE MARKETS MAY IMPAIR THE VALUE OF THE SECURITIES — We or one or more of our affiliates may hedge our exposure from the securities by entering into equity and equity derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Basket Indices and make it less likely that you will receive a return on your investment in the securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the securities declines. We or our affiliates may also engage in trading in instruments linked to the Basket Indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Basket Indices. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, the trading strategy of investing in the securities.

•
THE INCLUSION OF THE HAVEN ADJUSTMENT FACTOR REDUCES THE PAYMENT AT MATURITY, UPON THE OCCURRENCE OF A BASKET KNOCK-OUT EVENT OR UPON INVESTOR EARLY REDEMPTION — The payment at maturity, upon the occurrence of a Basket Knock-Out Event or upon Investor Early Redemption will be reduced because of the inclusion of an adjustment factor in the calculation of the performance of the Haven Index. The Haven Adjustment Factor reduces the Haven Performance by approximately 0.60% each year the securities remain outstanding. Furthermore, because the securities are linked to the Haven Index on a two-times leveraged basis, the Haven Adjustment Factor will be magnified in calculating the Basket Level. The Haven Adjustment Factor is applied to the Haven Performance, on the Final Valuation Date, the Basket Knock-Out Valuation Date or the Early Redemption Valuation Date, as applicable, and will reduce the return on the securities regardless of whether or not the Final Reference Level of the Haven Index is greater than its Initial Reference Level. At maturity, upon a Basket Knock-Out Event or upon Investor Early Redemption, you will receive less than your original investment unless the sum of the DB Fed Funds Performance and two times the Haven Performance, taking into account the Haven Adjustment Factor, is equal to or greater than zero.

•
HAVEN STRATEGY RISK — The Haven Index employs a volatility filter based on the comparison of the long-term and short-term moving averages of one-week implied volatility of EUR/USD at-the-money options to dynamically adjust its notional participation, up to a maximum of 100%, in its Base Index.  If the short-term average exceeds the long-term average, the volatility filter will reduce the Haven Index’s notional participation in the Base Index. Conversely, if the short-term average falls below the long-term average, the volatility filter will increase the notional participation in the Base Index, up to the maximum of 100%.  Therefore, your exposure to any increase or decrease in the level of the Base Index of the Haven Index may be less than 100%. You may not be able to fully participate in the appreciation of the Base Index if the volatility filter reduces the Haven Index’s notional participation in the Base Index to less than 100%, and you may suffer a greater loss if the Base Index depreciates while the volatility filter increases the notional participation in the Base Index.

The Base Index is intended to reflect a strategy of purchasing 3-month forward contracts on certain currencies in jurisdictions with high interest rates and selling 3-month forward contracts on certain currencies in jurisdictions with low interest rates. The strategy reflected in the Base Index takes the view that by taking long positions in high yielding currencies and short positions in low yielding currencies, an investor’s gain from interest rate differentials between high yielding currencies and low yielding currencies will exceed any potential loss from currency rate risk. This strategy may not be successful and the assumptions on which the strategy is predicated may not prove to be accurate.  Various market factors and circumstances at any time and over any period could cause, and have in the past caused, investors to become more risk averse to high yielding currencies, and such risk aversion may lead investors to move out of such currencies rapidly, which will cause the currency to become volatile and lead to large fluctuations, devaluations, exchange controls and inconvertibility — all of which would negatively affect the value of the securities.

If the strategy of the Haven Index or its Base Index is not successful, the level of the Haven Index, and consequently the return on your securities, may be adversely affected.

•
GAINS IN CERTAIN COMPONENTS OF THE BASE INDEX MAY BE OFFSET BY LOSSES IN OTHER COMPONENTS OF THE BASE INDEX — The Base Index reflects the performance of a basket of equally weighted notional long and short 3-month forward positions in certain Eligible Currencies (as defined below) against the U.S. dollar.  The Base Index takes notional long forward positions in those Eligible Currencies with the highest 3-month interest rates for deposits in such currencies (the “Long Currencies”), and takes notional short forward positions in those Eligible Currencies with the lowest 3-month interest rates for deposits in such currencies (the “Short Currencies”).  The performance of the Base Index, and consequently, the Haven Index will be based, in part, on the appreciation or depreciation of the basket of the Long Currencies and the Short Currencies as a whole.  An appreciation of the Long Currencies versus the dollar or a depreciation of the Short Currencies versus the dollar will result in positive returns of the Base Index. Conversely, a depreciation of the Long Currencies versus the dollar or an appreciation of the Short Currencies versus the dollar will result in negative returns of the Base Index. However, positive performance of one or more Eligible Currencies included in the basket may be offset, in whole or in part, by negative performance of one or more other Eligible Currencies in the basket of lesser, equal or greater magnitude, which in the aggregate may cause the return of the Base Index to be equal to or less than zero.

•
THE BASE INDEX OF THE HAVEN INDEX CONTAINS EMBEDDED COSTS — As described in more detail under “The Haven Index” in this term sheet, the Base Index contains an embedded fee of 1.5% per annum, which applies regardless of the performance of the Base Index. This fee will reduce the return of the Base Index, and consequently, the Haven Index on an annual basis. This fee is in addition to, and irrespective of, the Haven Adjustment Factor.

•
CURRENCY MARKETS MAY BE VOLATILE — Currency markets may be highly volatile, particularly in relation to emerging or developing nations’ currencies and, in certain market conditions, also in relation to developed nations’ currencies. Significant changes, including changes in liquidity and prices, can occur in such markets within very short periods of time. Foreign currency rate risks include, but are not limited to, convertibility risk and market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. These factors may affect the values of the components reflected in the Base Index, the performance of the Haven Index and the value of your securities in varying ways, and different factors may cause the values of the components of the Base Index and the volatility of their prices to move in inconsistent directions at inconsistent rates.

•
EMERGING MARKETS COUNTRIES OFTEN SUFFER FROM POLITICAL AND ECONOMIC INSTABILITY — The components of the Base Index may include emerging market countries, which are more exposed to the risk of swift political change and economic downturns than their industrialized counterparts. Indeed, in recent years, many emerging market countries have undergone significant political, economic and social change. In many cases, far-reaching political changes have resulted in constitutional and social tensions, and in some cases, instability and reaction against market reforms has occurred. With respect to any emerging or developing nation, there is the possibility of nationalization, expropriation or confiscation, political changes, government regulation or social instability. There can be no assurance that future political changes will not adversely affect the economic conditions of an emerging or developing market nation. Political or economic instability is likely to have an adverse effect on the performance of the Base Index, the Haven Index, and, consequently, the return on the securities.

•
THE RETURN ON THE SECURITIES MAY BE LOWER THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY AND MAY BE ZERO OR NEGATIVE — The return on the securities may be lower than the yield on conventional debt securities of a comparable maturity and credit rating. If a Basket Knock-Out Event does not occur, at maturity, you will receive a positive return on your investment only if the Final Basket Level as measured on the Final Valuation Date exceeds the Initial Basket Level. Even if the Final Basket Level on the Final Valuation Date is greater than the Initial Basket Level, the return on the securities may not fully compensate you for any opportunity cost, taking into account inflation and other factors relating to the time value of money.

•
WE WILL REDEEM THE SECURITIES PRIOR TO THE MATURITY DATE IF A BASKET KNOCK-OUT EVENT OCCURS, IN WHICH CASE YOU WILL LOSE A SIGNIFICANT PORTION OF YOUR INVESTMENT — If a Basket Knock-Out Event occurs, we will redeem the securities for the Redemption Amount on the Basket Knock-Out Payment Date. The Redemption Amount payable on the Basket Knock-Out Payment Date will be calculated using the Final Basket Level on the Basket Knock-Out Valuation Date. Such Redemption Amount will be substantially less than your initial investment in the securities. If the Basket Level is less than 40 on any trading day from but excluding the Trade Date to and including the second trading day prior to the Final Valuation Date, a Basket Knock-Out Event will occur, your Redemption Amount will be determined on the Basket-Knock Out Valuation Date, and you will lose a significant portion of your initial investment. In addition, you will not benefit from any increase in the Basket Level that may occur after the Basket Knock-Out Valuation Date, and you will not be able to hold your securities to maturity.

•
CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE SECURITIES PRIOR TO MATURITY — While the payment at maturity described in this term sheet is based on the full Face Amount of your securities, the Issue Price of the securities includes the commissions, discounts and fees, if any, and the expected cost of hedging our obligations under the securities through one or more of our affiliates. The hedging costs also include the projected profit that the Issuer or its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the Issue Price of the securities includes these commissions and hedging costs may adversely affect the price at which the Issuer or its affiliates may be willing to purchase the securities in the secondary market, if any. In addition, the hedging activity of the Issuer or its affiliates may result in the Issuer or its affiliates receiving a profit from hedging, even if the value of the securities declines.

•	NO COUPON PAYMENTS — As a holder of the securities, you will not receive coupon payments.

•
LACK OF LIQUIDITY — The securities will not be listed on any securities exchange. Deutsche Bank Securities Inc. (“DBSI”) may offer to purchase the securities in the secondary market but is not required to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which DBSI is willing to buy the securities.

•
THE BROKERAGE FIRM THROUGH WHICH YOU HOLD YOUR SECURITIES AND YOUR BROKER MAY HAVE ECONOMIC INTERESTS THAT ARE DIFFERENT FROM YOURS — We expect to pay a portion of the Haven Adjustment Factor as a commission to brokerage firms, which may include DBSI, and their affiliates, whose clients purchase securities in this offering and who continue to hold their securities. We expect that the brokerage firm through which you hold your securities will pay a portion of these commissions to your broker.

As a result of these arrangements, the brokerage firm through which you hold your securities and your broker may have economic interests that are different than yours. As with any security or investment for which the commission is paid over time, your brokerage firm and your broker may have an incentive to encourage you to continue to hold the securities because they will no longer receive these quarterly commissions if you sell or redeem your securities. You should take the above arrangements and the potentially different economic interests they create into account when considering an investment in the securities. For more information about the payment of these commissions, see “Underwriting (Conflicts of Interest)” in this term sheet.

•
POTENTIAL CONFLICTS OF INTEREST EXIST BECAUSE WE, THE CALCULATION AGENT AND THE SPONSOR OF THE DB FED FUNDS INDEX AND THE HAVEN INDEX ARE THE SAME LEGAL ENTITY — Deutsche Bank AG, London Branch is the Issuer of the securities, the Calculation Agent for the securities and the sponsor of the Basket Indices (the “Index Sponsor”). We, as Index Sponsor, will determine whether there has been a Market Disruption Event with respect to each Basket Index. In the event of any such Market Disruption Event, we may use an alternate method to calculate the closing level of the Basket Index affected by the Market Disruption Event. As the Index Sponsor, we carry out calculations necessary to promulgate the Basket Indices, and we maintain some discretion as to how such calculations are made. In particular, we have discretion in selecting among methods of how to calculate the levels of the Basket Indices in the event the regular means of determining the levels of the Basket Indices are unavailable at the time a determination is scheduled to take place. While we will act in good faith and in a commercially reasonable manner in making all determinations with respect to the securities and the Basket Indices, there can be no assurance that any determinations made by Deutsche Bank AG, London Branch in these various capacities will not affect the value of the securities and the levels of the Basket Indices. Because determinations made by Deutsche Bank AG, London Branch as the Calculation Agent for the securities and the sponsor of the Basket Indices may affect the Redemption Amount you receive at maturity, upon a Basket Knock-Out Event or upon Investor Early Redemption, potential conflicts of interest may exist between Deutsche Bank AG, London Branch and you, as a holder of the securities.

Furthermore, Deutsche Bank AG, London Branch or one or more of its affiliates may have published, and may in the future publish, research reports on the Basket Indices, investment strategies reflected by the Basket Indices or any underlying components of the Basket Indices (or various contracts or products related to the Basket Indices or any components thereof). This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities may affect the Basket Levels and, therefore, the value of the securities or the potential payout on the securities.  Investors should make their own independent investigation of the merits of investing in the securities and the indices to which the securities are linked.

•
THE VALUE OF THE SECURITIES WILL BE AFFECTED BY A NUMBER OF UNPREDICTABLE FACTORS — We expect that, generally, the levels of the Basket Indices on any day will affect the value of the securities more than any other single factor. While the value of the securities in the secondary market should vary in proportion to changes in the levels of the Basket Indices, the value of the securities will be affected by a number of other factors that may either offset or magnify each other, including: the volatility of the Basket Indices; the time remaining to maturity of the securities; the composition of the Basket Indices and any changes to the component stocks underlying the Basket Indices; the currency markets generally; the value of Treasury Bills; interest rates and yields generally; monetary policies of the Federal Reserve Board and other central banks of various countries; inflation and expectations concerning inflation; the equity markets generally and any stock prices and dividend rates reflected in the Basket Indices; the financial condition and results of operations of any companies whose shares comprise the Basket Indices and conditions generally in the industries in which such companies operate; supply and demand for the securities; a variety of economic, financial, political, regulatory or judicial events including wars, acts of terrorism; and natural disasters; and our creditworthiness, including actual or anticipated downgrades in our credit ratings.

•
THE BASKET INDICES HAVE VERY LIMITED PERFORMANCE HISTORY — Calculation of the DB Fed Funds Index began on October 15, 2007, and calculation of the Haven Index began on October 15, 2010. Therefore, the Basket Indices have very limited performance history, and no actual investment which allowed tracking of the performance of the Basket Indices was possible before these respective dates.

•
THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCLEAR — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities, as prepaid financial contracts, that is described in the section of this term sheet entitled “U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be affected materially and adversely. In addition, as described in “U.S. Federal Income Tax Consequences,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

THE DB FED FUNDS INDEX

The Deutsche Bank Fed Funds Total Return Index (the “DB Fed Funds Index”) is intended to measure the accrual of a deposit invested at the inter-bank overnight interest rate. The deposit is compounded (reinvested) daily, with a 360-day year-convention. The Fed Funds Index is calculated on a total return basis on every calendar day.

On any calendar day, the closing level of the Fed Funds Index is equal to the Fed Funds Index closing level on the last day before such calendar day upon which a closing level for the Funds Index is available (the “latest publication day”) multiplied by the sum of (i) one and (ii) the product of the inter-bank overnight interest rate for the latest publication day as published on Bloomberg (ticker: FEDL01) multiplied by the quotient of the number of calendar days from but excluding the latest publication day to and including such calendar day divided by 360.

Expressed as formula, the level of the Fed Funds Index on any calendar day is equal to:

IL(t)=((Calendar Days(t,t’) / 360)*R(t’)+1))* IL(t’)

where:

R(t’)	=	the inter-bank overnight interest rate on t’, the latest day before t on which a closing quote is available.

IL(t’)	=	the level of the Fed Funds Index on day t’

IL(t)	=	the level of the Fed Funds Index on day t

THE HAVEN INDEX

General

The Deutsche Bank Haven Plus Excess Return Index (the “Haven Index”) is intended to reflect the performance of the Deutsche Bank Balanced Currency Harvest (USD) Index (the “Base Index”), with adjustments made to the level of exposure to the Base Index based on EUR/USD spot foreign exchange 1-week implied volatility. The Base Index is intended to reflect the performance of certain notional currency forward rates, based on a strategy of purchasing 3-month forward contracts on certain currencies in jurisdictions with high interest rates and selling 3-month forward contracts on certain currencies in jurisdictions with low interest rates.  Negative movements in the forward rates of the Long Currencies (as defined below) and/or positive movements in the forward rates of the Short Currencies (as defined below) will have an adverse effect on the level of the Base Index, and therefore the Haven Index.

The Haven Index

The Haven Index is intended to reflect the effect of a dynamic allocation strategy in respect of the Base Index based on a volatility filter.  The inception date of the Haven Index was October 15, 2010.

The Haven Index has been calculated back to a base date of December 12, 1999.  The level of the Haven Index is calculated on an excess return basis (the “Haven Index Closing Level”) by Deutsche Bank AG on each index business day. The Haven Index Closing Level is quoted in U.S. dollars.

The Haven Index employs a volatility filter to dynamically control the notional participation, up to a maximum of 100%, in the Base Index.  The volatility filter employs a moving average rule which calculates the ratio of the two-week moving average against the one-year moving average of one week implied volatility of EUR/USD at-the-money options.  If the two-week moving average is above the one-year moving average, meaning that the short-term average exceeds the long-term average, the volatility filter will reduce the notional participation in the Base Index. Conversely, if the two-week moving average is below the one-year moving average, meaning that the short-term average falls below the long-term average, the volatility filter will increase the notional participation in the Base Index, subject to a maximum participation of 100%.

The volatility filter is observed on a daily basis, and the exposure to the Base Index is rebalanced on each index business day.  As of October 20, 2011, the participation level of the Haven Index in the Base Index was 44.93%.

The Base Index - The Deutsche Bank Balanced Currency Harvest (USD) Index

The Deutsche Bank Balanced Currency Harvest (USD) Index was created by Deutsche Bank AG (the “Base Index Sponsor”) on December 19, 2005. The Base Index is intended to reflect a strategy of purchasing 3-month forward contracts on certain currencies in jurisdictions with high interest rates and selling 3-month forward contracts on certain currencies in jurisdictions with low interest rates. This strategy is based on the view that foreign currency forward rates are biased estimators of future foreign currency spot rates, and that currencies that trade at a forward discount tend to outperform on average currencies that trade at a forward premium. The strategy reflected in the Base Index takes the view that by taking long positions in high yielding currencies and short positions in low yielding currencies, an investor’s gain from interest rate differentials between high yielding currencies and low yielding currencies will exceed any potential losses from currency rate risk. The Base Index Sponsor provides no assurance that this expectation is or will remain valid. Various market factors and circumstances at any time and over any period could cause, and have in the past caused, investors to become more risk averse to high yielding currencies. Such risk aversion is greater with respect to the non-G10 currencies (as defined below) and may lead investors to move out of such currencies rapidly, which may lead to the currency becoming volatile and subject to large fluctuations, devaluations, exchange controls and inconvertibility — all of which would negatively affect the value of the securities.

The Base Index thus reflects the value of notional long and short 3-month foreign exchange forward positions in certain foreign currencies against the U.S dollar. The Base Index is recomposed every quarter; at each recomposition, the Base Index Sponsor selects from a larger group of currencies (the “Eligible Currencies”) ten currencies to be the Base Index currencies (the “Index Currencies”) for that quarter.

On October 20, 2011, the Eligible Currencies were the Australian dollar, the Brazilian real, the Canadian dollar, the Swiss franc, the Czech koruna, the Euro, the British pound, the Hungarian forint, the Japanese yen, the Korean won, the Mexican peso, the Norwegian krone, the New Zealand dollar, the Polish zloty, the Swedish krona, the Singapore dollar, the Turkish lira, the Taiwanese dollar, the U.S. dollar and the South African rand. The Australian dollar, the Canadian dollar, the Swiss franc, the Euro, the British pound, the Japanese yen, the Norwegian krone, the New Zealand dollar, the Swedish krona, and the U.S. dollar are the “G10 Currencies.” The remaining Eligible Currencies are the “non-G10 Currencies.”

At each quarterly recomposition, the Base Index Sponsor selects the G10 currencies with the two highest and the two lowest Yield Fix Rates (as defined below), and subsequently selects from the remaining G10 currencies and the remaining non-G10 currencies the currencies with the three highest and three lowest Yield Fix Rates for inclusion in the Base Index for that quarterly period. “Yield Fix Rate” means, for an Eligible Currency, the interest rate for such deposits in such Eligible Currency for a period of three months as set forth on Reuters, or, if such rate does not appear on Reuters, the interest rate for deposits in such Eligible Currency determined by the Base Index Sponsor acting in good faith and in a commercially reasonably manner from such sources as it deems appropriate. The currencies with the highest Yield Fix Rates are the “Long Currencies,” and the currencies with the lowest Yield Fix Rates are the “Short Currencies.” The Base Index reflects notional long forward positions in the Long Currencies, and notional short forward positions in the Short Currencies; these positions are equally weighted. A new equally-weighted basket of notional long and short positions is thus created at each quarterly recomposition, with the notional size of the basket reflecting the increase or decrease in the closing level of the Base Index (the “Base Index Closing Level”) over the prior quarter. During each quarter, the Base Index Closing Level is determined by interpolation of daily published forward rates (e.g., the 3-month, 2-month and 1-month forward rate) for the Eligible Currencies.

An increase in the value of the Long Currencies versus the dollar or decrease in the value of the Short Currencies versus the dollar will drive increases in the Base Index Closing Level. Conversely, a decrease in the value of the Long Currencies versus the dollar or increase in the value of the Short Currencies versus the dollar will drive decreases in the Base Index Closing Level. In addition, the Base Index Closing Level reflects the deduction of an annual 1.5% fee, which accounts for the Base Index being based on published mid-market prices as opposed to dealer-quoted prices, which are lower. As of October 20, 2011, the Long Currencies were the Australian dollar, the Brazilian real, the Hungarian forint, the Norwegian krone and the Turkish lira. As of that date, the Short Currencies were the Japanese yen, the Singapore dollar, the Swiss franc, the Taiwanese dollar and the U.S. dollar.

In addition, at any quarterly recomposition, the Base Index Sponsor may add as an Eligible Currency any currency that: (i) is not subject to a currency peg regime, (ii) is in the “most liquid” category as measured by the most recent Bank for International Settlements Triennial Central Bank Survey of Foreign Exchange and Derivatives Market Activity, and (iii) complies with certain liquidity criteria, or that complies with such additional or alternative criteria as the Base Index Sponsor determines appropriate acting in good faith and in a commercially reasonable manner. Similarly, at any quarterly recomposition, the Base Index Sponsor may remove as an Eligible Currency any currency that does not comply with the foregoing criteria as long as following any such removal there are at least fifteen (15) Eligible Currencies. If any Eligible Currency other than the Euro is the currency of a country that participates in or has announced its intention to participate in the third stage of European Economic and Monetary Union, as determined by the Base Index Sponsor, the Base Index Sponsor may make such adjustments to the methodology and calculation of the Base Index as it determines appropriate to account for such event, including, in its discretion, selecting a replacement currency.

Force Majeure Event and Other Adjustment Events

Force Majeure Event

If a Force Majeure Event occurs or continues on any index business day that in the determination of the Index Sponsor prevents or otherwise affects its determinations in respect of a the Haven Index on such index business day, the Index Sponsor may in its discretion:

(i) make such determinations and/or adjustments to the terms of the Haven Index as it considers appropriate to determine the Haven Index Closing Level on any such index business day; and/or

(ii) defer making available the Haven Index Closing Level until the next index business day on which it determines that no Force Majeure Event exists; and/or

(iii) permanently cease to calculate and make available the Haven Index Closing Level.

For purposes of this description:

“Force Majeure Event” means an event or circumstance other than an Index Disruption Event and a Base Index Disruption Event (including, without limitation, a systems failure, fire, building evacuation, natural or man-made disaster, act of God, act of state, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Index Sponsor.

Other Adjustment Events

If at any time in the determination of the Index Sponsor:

(a) the Index Sponsor makes or announces that it will make a material change in the formula for or the method of calculating the Haven Index or in any other way materially modifies the Haven Index (an “Index Modification”); or

(b) the Index Sponsor makes an error in the calculation and/or publication of the Haven Index (an “Index Error”); or

(c) the Index Sponsor fails to calculate and/or publish the Haven Index (an “Index Disruption Event”);or

(d) a Base Index Disruption Event occurs; or

(e) the Index Sponsor permanently cancels the Haven Index and no successor index exists (an “Index Cancellation” and, together with an Index Modification, an Index Error, an Index Disruption Event and a Base Index Disruption Event, each an “Index Adjustment Event”), then the Index Sponsor may:

(i)  make such determinations and/or adjustments in relation to the determination of the Haven Index and the calculation of the Haven Index Closing Level as it deems appropriate; and/or

(ii)  defer making available the Haven Index Closing Level until the next index business day on which it determines that no Index Adjustment Event exists or subsists; and/or

(iii)  replace the Haven Index or the Base Index with a replacement index in good faith and in a commercially reasonable manner with an index using the same or substantially the same formula for and method of calculation as is used in the calculation of the Haven Index or the Base Index, as applicable; and/or

(iv)  calculate the Haven Index Closing Level by reference to the closing level of the Base Index for a period of up to ten successive days using the most recent Base Index closing level prior to the Force Majeure Event or other Index Adjustment Event; and/or

(v)  permanently cease to calculate and make available the Haven Index Closing Level.

Any adjustment, determination, deferral, replacement or cancellation shall be effective on any such day as determined by the Index Sponsor.

For purposes of this description:

A “Base Index Disruption Event” means the occurrence of any of the events set out in (i)-(x) below (or any event which the Base Index Sponsor determines may lead to any such event), all as determined by the Base Index Sponsor.  The Base Index Sponsor is Deutsche Bank AG, London Branch.

(i)    Dual Exchange Rate: a currency exchange rate which is used to determine any forward rate, Base Index forward rate or spot exchange rate in respect of any Base Index currency comprising the Base Index on the relevant disrupted day splits into dual or multiple currency exchange rates.

(ii)   General Inconvertibility: the occurrence of any event that generally makes it impossible to convert any Base Index currency comprising the Base Index on the relevant disrupted day into U.S. dollars in the Base Index currency jurisdiction for the Base Index currency through customary legal channels.

(iii) General Non-Transferability: the occurrence of any event that generally makes it impossible to deliver:

(A)      U.S. dollars from accounts inside the Base Index currency jurisdiction for any Base Index currency comprising the Base Index on the relevant disrupted day to accounts outside the relevant Base Index currency jurisdiction; or

(B)      any Base Index currency comprising the Base Index on the relevant disrupted day between accounts inside the Base Index currency jurisdiction for the Base Index currency or to a party that is a non-resident of the relevant Base Index currency jurisdiction.

(iv) Governmental Authority Default: with respect to any security or indebtedness for borrowed money of, or guaranteed by, any governmental authority in relation to any Base Index currency comprising the Base Index on the relevant disrupted day, the occurrence of a default, event of default or other similar condition or event (however described) including, but not limited to:

(A)      the failure of timely payment in full of any principal, interest or other amounts due (without giving effect to any applicable grace periods) in respect of any such security, indebtedness for borrowed money or guarantee;

(B)      a declared moratorium, standstill, waiver, deferral, repudiation or rescheduling of any principal, interest or other amounts due in respect of any such security, indebtedness for borrowed money or guarantee; or

(C)      the amendment or modification of the terms and conditions of payment of any principal, interest or other amounts due in respect of any such security, indebtedness for borrowed money or guarantee, without the consent of all holders of such obligation.  The determination of the existence or occurrence of any default, event of default or other similar condition or event shall be made without regard to any lack or alleged lack of authority or capacity of such governmental authority to issue or enter into such security, indebtedness for borrowed money or guarantee.

(v)   Governmental Authority Action: any change in, or amendment to, the laws or regulations prevailing in the Base Index currency jurisdiction in respect of any Base Index currency comprising the Base Index on the relevant disrupted day or a change in any application or official interpretation of such laws or regulations or any other action by a governmental authority which the Base Index Sponsor determines may cause any other Base Index Disruption Event to occur or which leads or may lead to the introduction of a "currency peg" regime.

(vi)  Illiquidity: it becomes impossible or not reasonably practicable to obtain a firm quote for a currency exchange rate used to determine any forward rate, Base Index forward rate or spot exchange rate in respect of any Base Index currency comprising such Base Index on the relevant disrupted day.

(vii) Nationalisation: any expropriation, confiscation, requisition, nationalisation or other action by any relevant governmental authority which deprives Deutsche Bank AG (or any of its affiliates), of all or substantially all of its assets in the Base Index currency jurisdiction in respect of any Base Index currency comprising such Base Index on the relevant disrupted day.

(viii) Price Materiality: in relation to any relevant market rate the Base Index Sponsor uses to determine any forward rate, Base Index forward rate or spot exchange rate in respect of any Base Index currency comprising such Base Index on the relevant disrupted day, there is a material difference in such rate as determined by reference to the relevant forward price source(s) on any relevant day and the same rate determined by reference to any other market source(s) on such day, all as determined by the Base Index Sponsor.

(ix)  Price Source(s) Disruption: (A) it becomes impossible to obtain a currency exchange rate used to determine any forward rate, Base Index forward rate or spot exchange rate in respect of any Base Index currency comprising such Base Index on the relevant disrupted day from the relevant price source and (B) the Base Index Sponsor is unable to determine the relevant fallback rate.

(x)  Hedging Disruption: the Base Index Sponsor determines that Deutsche Bank AG and/or any of its affiliates would be unable, after using commercially reasonable efforts, to

(A)      acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) it deems necessary to hedge its position in relation to any securities issued or other relevant transactions relating to or calculated by reference to such Base Index; or

(B)      realize, recover or remit the proceeds of any such transaction(s) or asset(s).

If either the Haven Index or the Base Index is (A) not calculated and announced by the Index Sponsor or the Base Index Sponsor (as the case may be) but is calculated and announced by a successor sponsor acceptable to the Index Sponsor, or (B) replaced by a successor index using, in the determination of the Index Sponsor, the same or a substantially similar formula for and method of calculation as used in the calculation of the Haven Index or the Base Index (as applicable), then in each case that index (the successor index and successor base index, respectively) will be deemed to be the Haven Index or the Base Index (as applicable).

Change in the Methodology of the Haven Index

The Index Sponsor may modify the methodology used to determine the Index as it deems appropriate if the Index Sponsor is of the view that such change is required in light of fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any Index currency). The Index Sponsor may also make modifications to the terms of the Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision used to determine the Haven Index Closing Level. The Index Sponsor will publish notice of any such modification or change and the effective date thereof in the manner described above.

Historical Information

The DB Fed Funds Index

The publication of DB Fed Funds Index began on October 15, 2007. The historical performance data below from October 15, 2007 through October 19, 2011 represent the actual performance of the DB Fed Funds Index. The performance data prior to October 15, 2007 reflect a retrospective calculation of the levels of the DB Fed Funds Index using archived data and the current methodology for the calculation of the DB Fed Funds Index. The closing level of the DB Fed Funds Index on October 19, 2011 was 171.7479. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the DB Fed Funds Index was possible at any time prior to October 15, 2007. The historical levels of the DB Fed Funds Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level. We cannot give you assurance that the performance of the DB Fed Funds Index will result in the return of any portion of your initial investment.

The Haven Index

The publication of the Haven Index began on October 15, 2010. The historical performance data below from October 15, 2010 through October 19, 2011 represent the actual performance of the Haven Index. The performance data prior to October 15, 2010 reflect a retrospective calculation of the levels of the Haven Index using archived data and the current methodology for the calculation of the Haven Index. The closing level of the Haven Index on October 19, 2011 was 293.75. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Haven Index was possible at any time prior to October 15, 2010. The historical levels of the Haven Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level. We cannot give you assurance that the performance of the Haven Index will result in the return of any portion of your initial investment.

GENERAL TERMS OF THE SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities of Deutsche Bank Aktiengesellschaft” in the accompanying prospectus. Capitalized terms used but not defined in this term sheet have the meanings assigned to them in the accompanying prospectus supplement or prospectus.

General

The securities are senior unsecured obligations of Deutsche Bank AG that are linked to the Deutsche Bank Fed Funds Total Return Index (the “DB Fed Funds Index”)and the Deutsche Bank Haven Plus Excess Return Index (the “Haven Index”). The securities are our Series A notes referred to in the accompanying prospectus supplement and prospectus. The securities will be issued by Deutsche Bank AG under an indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent, and registrar. The securities are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency.

The specific terms of the securities are set forth under the heading “Key Terms” on the cover page of this term sheet and in the subsections below.

Investor Early Redemption

You will have the right to cause us to redeem your securities, in whole, but not in part, for the Redemption Amount, by submitting a notice of your intention, indicating the number of securities (in integral Face Amount of $1,000), to your broker in accordance with your broker’s instructions so that we receive notification of your intention during the applicable Election Period. The Election Period corresponding to each Early Redemption Date is set forth in the table below and includes the specified Election Start Date and Election End Date:

Election Start Date	Election End Date	Early Redemption Valuation Date	Early Redemption Date
February 2, 2012	February 9, 2012	February 16, 2012	February 21, 2012
May 2, 2012	May 9, 2012	May 16, 2012	May 18, 2012
August 2, 2012	August 9, 2012	August 16, 2012	August 20, 2012
November 2, 2012	November 9, 2012	November 16, 2012	November 20, 2012
February 5, 2013	February 12, 2013	February 19, 2013	February 21, 2013
May 2, 2013	May 9, 2013	May 16, 2013	May 20, 2013
August 2, 2013	August 9, 2013	August 16, 2013	August 20, 2013
November 4, 2013	November 12, 2013	November 18, 2013	November 20, 2013
February 4, 2014	February 11, 2014	February 18, 2014	February 20, 2014
May 2, 2014	May 9, 2014	May 16, 2014	May 20, 2014
August 4, 2014	August 11, 2014	August 18, 2014	August 20, 2014
November 3, 2014	November 10, 2014	November 17, 2014	November 19, 2014
February 3, 2015	February 10, 2015	February 17, 2015	February 19, 2015
May 5, 2015	May 11, 2015	May 18, 2015	May 20, 2015
August 3, 2015	August 10, 2015	August 17, 2015	August 19, 2015
November 2, 2015	November 9, 2015	November 16, 2015	November 18, 2015
February 2, 2016	February 9, 2016	February 16, 2016	February 18, 2016
May 3, 2016	May 9, 2016	May 16, 2016	May 18, 2016
August 2, 2016	August 9, 2016	August 16, 2016	August 18, 2016

Any Election End Date that is not a business day will be postponed to the next following business day. If you exercise your early redemption right, the Redemption Amount payable on the applicable Early Redemption Date will be calculated using the Final Reference Level and Adjustment Factor on the corresponding Early Redemption Valuation Date.

Because the securities are represented by a global security, The Depository Trust Company (the “Depositary”) or the Depositary’s nominee will be the holder of the securities and therefore will be the only entity that can exercise the early redemption right. In order to ensure that the Depositary’s nominee will timely exercise the early redemption right on your behalf, you must instruct the broker or other direct or indirect participant through which you hold your securities to notify the Depositary of your intention to exercise the early redemption right so we are notified of your intention by the required time. Different firms have different deadlines for accepting instructions from their customers and, accordingly, you should consult the broker or other direct or indirect participant through which you hold your securities for the relevant deadline by which an instruction must be given in order for timely notice to be delivered to the Depositary, which will in turn notify us of the exercise of your early redemption right. We take no responsibility for any failure by your broker or other direct or indirect participant to transmit such notice to the Depositary in a timely manner on your behalf.

Market Disruption Events

With respect to the Fed Funds Index, a “Market Disruption Event” means, as determined by the Calculation Agent in its sole discretion, that the inter-bank overnight interest rate (Bloomberg: FEDL01) is unavailable or is published in error.

With respect to the Haven Index, a “Market Disruption Event” means, as determined by the Calculation Agent in its sole discretion, the occurrence or continuance of a “Force Majeure Event,” “Index Disruption Event”  or “Base Index Disruption Event” as defined within the descriptions of the Harvest Index above.

“Business day” means any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in dollars are not conducted in the City of New York or London, England.

“Currency Business Day” means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City and London, England.

“Trading day” means, for each Basket Index separately, a day, as determined by the Calculation Agent, on which trading is generally conducted on the Relevant Exchange for such Basket Index, notwithstanding any such Relevant Exchange closing prior to its scheduled closing time.

“Relevant Exchange” means, for each Basket Index, the primary organized exchanges or markets of trading, as determined by the Calculation Agent, for (i) any component then included in such Basket Index, or (ii) any futures or options contract or fund related to such Basket Index or to any component then included in such Basket Index.

Adjustments to Valuation Dates

A “Valuation Date” is any Basket Knock-Out Valuation Date, Early Redemption Valuation Date or Final Valuation Date. The Valuation Dates and the Trade Date are subject to adjustment as described below.

With respect to the Haven Index, if a closing level for the relevant Basket Index is not available on any Valuation Date due to the occurrence or continuation of a Market Disruption Event or a non-Currency Business Day, then such Valuation Date for the Haven Index will be postponed to the immediately succeeding Currency Business Day upon which no Market Disruption Event with respect to the Haven Index occurs or is continuing; provided that the determination of such closing level will not be postponed more than five Currency Business Days after the originally scheduled Valuation Date.  If the closing level of the disrupted Haven Index has not been determined as described in the previous sentence by the fifth Currency Business Day after the originally scheduled Valuation Date, the Calculation Agent will determine such closing level in good faith and in a commercially reasonable manner.

With respect to the Fed Funds Index, if a closing level for the DB Fed Funds Index is not available on any Valuation Date due to the occurrence or continuation of a Market Disruption Event, then the closing level of the DB Fed Funds Index for such Valuation Date shall be determined by the Calculation Agent in good faith and in a commercially reasonable manner.

The closing level for a Basket Index not affected by a Market Disruption Event will be determined on the originally scheduled Valuation Date. The Valuation Date for each Basket Index will be adjusted in accordance with the provisions set out above. Any Valuation Date for the Basket Index not affected by a Market Disruption Event will be the scheduled Valuation Date and is not subject to any adjustment set forth above.

Adjustments to Payment Dates

A “Payment Date” is the Maturity Date, Basket Knock-Out Payment Date or the Early Redemption Date and is subject to adjustment as described below.

If a scheduled Payment Date is not a business day, then the Payment Date will be the next succeeding business day following such scheduled Payment Date.

If, due to a Market Disruption Event or non-Currency Business Day occurring with respect to any Basket Index, the postponed Final Valuation Date, Basket Knock-Out Valuation Date or Early Redemption Valuation Date for any Basket Index or the date as of which the Calculation Agent determines the closing level of any Basket Index, as applicable, is postponed, the relevant Payment Date will be adjusted in order to maintain the same number of business days that originally had been scheduled between the Valuation Date and the relevant Payment Date.

Discontinuation of an Index; Alteration of Method of Calculation

If the sponsor of a Basket Index discontinues publication of such Basket Index and such sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued index (such index being referred to herein as a “Successor Index”), then any closing level will be determined by reference to the level of such Successor Index at the close of trading on the relevant exchange or market for the Successor Index on any date on which a value for such Basket Index must be taken for the purposes of the securities, including any Valuation Date (“Relevant Date”).

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the securities.

If the sponsor discontinues publication of a Basket Index prior to, and such discontinuance is continuing on, any Relevant Date, and the Calculation Agent determines, in its sole discretion, that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to and such discontinuation is continuing on such Relevant Date, then the Calculation Agent will determine the closing level for such Basket Index for such date. Such closing level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the relevant Basket Index or Successor Index, as applicable, last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising such Basket Index or Successor Index, as applicable. Notwithstanding these alternative arrangements, discontinuance of the publication of a Basket Index or Successor Index, as applicable, may adversely affect the value of the securities.

If at any time the method of calculating a Basket Index or a Successor Index, or the level thereof, is changed in a material respect, or if a Basket Index or a Successor Index is in any other way modified so that the level of such Basket Index or Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of such Basket Index or Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the closing level of such Basket Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of a stock index comparable to such Basket Index or Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the relevant closing level with reference to such Basket Index or Successor Index, as adjusted. Accordingly, if the method of calculating a Basket Index or Successor Index is modified so that the level of such Basket Index or Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in such Basket Index or Successor Index), then the Calculation Agent will adjust such Basket Index or Successor Index in order to arrive at a level as if there had been no such modification (e.g., as if such split had not occurred).

Calculation Agent

Deutsche Bank AG, London Branch will act as the “Calculation Agent” for the securities. The Calculation Agent will determine all values and levels required for the purposes of the securities, whether there has been a Market Disruption Event or a discontinuation of a Basket Index and whether there has been a material change in the method of calculating a Basket Index. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different Calculation Agent from time to time after the Trade Date without your consent and without notifying you.

The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity, upon a Basket Knock-Out Event or upon Investor Early

Redemption, on or prior to 11:00 a.m. on the business day preceding the Maturity Date, Basket Knock-Out Payment Date or Early Redemption Date, as applicable.

All calculations with respect to the levels of the Basket Indices will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all dollar amounts related to determination of the payment per Face Amount of securities, if any, at maturity, upon a Basket Knock-Out Event or upon Investor Early Redemption will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate initial investment amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Events of Default

Under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft – Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the securities.

Payment upon an Event of Default

In case an event of default with respect to the securities will have occurred and be continuing, the amount declared due and payable per Face Amount of securities upon any acceleration of the securities will be determined by the Calculation Agent and will be an amount in cash equal to the amount payable at maturity per Face Amount of securities as described under “Redemption Amount” herein, calculated as if the date of acceleration was the Final Valuation Date.

If the maturity of the securities is accelerated because of an event of default as described above, we will, or will cause the Calculation Agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft – Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft – Discharge and Defeasance” are not applicable to the securities.

Listing

The securities will not be listed on any securities exchange.

DBSI intends to offer to purchase the securities in the secondary market, although it is not required to do so and may discontinue such activity at any time.

Book-Entry Only Issuance – The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the securities. The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global securities certificates, representing the total aggregate initial investment amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Form, Legal Ownership and Denomination of Notes.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity or upon an early redemption on the securities will be payable and the transfer of the securities will be registrable at the office of Deutsche Bank Trust Company Americas (“DBTCA“) in The City of New York.

DBTCA or one of its affiliates will act as registrar and transfer agent for the securities. DBTCA will also act as paying agent and may designate additional paying agents.

Registration of transfers of the securities will be effected without charge by or on behalf of DBTCA, but upon payment (with the giving of such indemnity as DBTCA may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of ownership and disposition of the securities. It applies to you only if you hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the “Code”). This discussion is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this term sheet may affect the tax consequences described below, possibly with retroactive effect. It does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including different consequences that may apply if you are a beneficial owner of the securities who is subject to special treatment under the U.S. federal income tax laws, such as a financial institution, a regulated investment company, a tax-exempt entity, a dealer in securities or a trader in securities who elects to apply a mark-to-market method of tax accounting, an entity classified as a partnership for U.S. federal income tax purposes, a person who holds the securities as a part of a straddle or conversion transaction, a U.S. holder (as defined below) who has a “functional currency” other than the U.S. dollar, or an individual non-U.S. holder (as defined below) who is present in the United States for 183 days or more in the taxable year in which your securities are sold or retired.

Tax Treatment of the Securities

We believe it is reasonable to treat the securities as prepaid financial contracts for U.S. federal income tax purposes, with the consequences described below. Due to the absence of authorities that directly address instruments that are similar to the securities, significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described herein. Accordingly, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments, some of which are discussed below) as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion assumes that the treatment of the securities as prepaid financial contracts will be respected.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of securities who is: (i) a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any State therein or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Maturity. You should not recognize taxable income or loss over the term of the securities prior to maturity, other than pursuant to a sale or exchange, as described below.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities (including upon a Basket Knock-Out Event or an Investor Early Redemption), you will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement and your tax basis in the securities. Your tax basis in the securities should equal the amount you paid to acquire them. Because part of the Redemption Amount is determined by reference to the Deutsche Bank Balanced Currency Harvest Index, certain rules and regulations relating to foreign currency instruments under Section 988 of the Code may apply to the securities. If these rules were to apply, all or a portion of your gain or loss on the securities that would otherwise be treated as capital gain or loss could be treated as ordinary income or loss, unless before the close of the day on which you acquired your securities you made a valid election pursuant to the applicable Treasury regulations to treat such gain or loss as capital gain or loss. We believe that it is reasonable to treat the election as available to the extent that Section 988 would otherwise apply and that there should be no adverse consequences as a result of having made a protective election under Section 988. To make the election, you must, in accordance with detailed procedures set forth in the regulations under Section 988 of the Code, either (a) clearly identify the securities on your books and records, on the day you acquire them, as being subject to such an election and file the relevant statement verifying such election with your federal income tax return or (b) obtain “independent verification” of the election. You should consult your tax adviser regarding the availability of the election, the advisability of making it, the conditions and procedures for doing so, and special reporting rules applicable to certain losses that are treated as ordinary pursuant to Section 988 of the Code.

Possible Alternative Tax Consequences of an Investment in the Securities. Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income or loss with respect to the securities. It is possible, for example, that the securities could be treated as debt instruments issued by us. Under this treatment, the securities would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you held the securities you would be required to accrue into income “original issue discount” based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, even though we will not be required to make any payment with respect to the securities other than the Redemption Amount. In addition, any income recognized upon a sale or exchange or at maturity would be ordinary in character. Moreover, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Even if the securities are treated as prepaid financial contracts, you might be required to include amounts in income during the term of the securities and/or to treat all or a portion of the gain or loss on the sale or retirement of the securities as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held the securities. For instance, it is possible that any recomposition or change in methodology of or substitution of a successor to a Basket Index or an index constituent could result in a “deemed” taxable exchange that could cause you to recognize gain or loss (subject, in the case of loss, to possible application of the “wash sale” rules) as if you had sold or exchanged the securities.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the 2007 notice, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Legislation Enacted in 2010

Legislation enacted in 2010 requires certain individuals who hold “debt or equity interests” in any “foreign financial institution” that are not “regularly traded on an established securities market” to report information about such holdings on their U.S. federal income tax returns unless a regulatory exemption is provided.  If you are an individual, you should consult your tax adviser regarding this legislation.

Tax Consequences to Non-U.S. Holders

You are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of securities who is: (i) a nonresident alien individual, (ii) a foreign corporation or (iii) a foreign estate or trust.

Sale, Exchange or Retirement of the Securities. Any gain from the sale, exchange or retirement of the securities (including upon a Basket Knock-Out Event or an Investor Early Redemption) should not be subject to U.S. federal income tax, including withholding tax, unless such gain is effectively connected with your conduct of a trade or business in the United States, as described below.

Income Effectively Connected with a Trade or Business in the United States. If you are engaged in a trade or business in the United States, and income from the securities is effectively connected with your conduct of that trade or business, you generally will be taxed in the same manner as a U.S. holder. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the securities, including the possible imposition of a 30% branch profits tax if you are a corporation.

Tax Consequences Under Possible Alternative Treatments. If the securities were treated as indebtedness, any income from the securities would not be subject to U.S. federal income tax, including withholding tax, provided generally that (i) you have certified on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person or otherwise satisfied applicable requirements; and (ii) any income from the securities was not effectively connected with your conduct of a trade or business in the United States.

As described above under “—Tax Consequences to U.S. Holders—Possible Alternative Tax Consequences of an Investment in the Securities,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require non-U.S. holders to accrue income, subject to withholding tax, over the term of the securities, possibly on a retroactive basis. You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the 2007 notice.

Information Reporting and Backup Withholding

You may be subject to information reporting, and you may also be subject to backup withholding at the rate specified in the Code on the amounts paid to you unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a non-U.S. holder and you provide a properly executed IRS Form W-8 appropriate to your circumstances, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

USE OF PROCEEDS; HEDGING

The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities as more particularly described in “Use of Proceeds” in the accompanying prospectus. The Issue Price of the securities includes each agent’s commissions (as shown on the cover page of this term sheet) paid with respect to the securities which commissions, as to agents affiliated with us, include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.

On or prior to the Trade Date, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the securities by taking positions in the Basket Indices, the components underlying the Basket Indices, or securities whose value is derived from the Basket Indices or their constituents. While we cannot predict an outcome, such hedging activity or other hedging or investment activity of ours could potentially increase the level of the Basket, and therefore effectively establish a higher level that the Basket must achieve for you to obtain a return on your investment or avoid a loss of your initial investment at maturity or upon early redemption pursuant to the occurrence of a Basket Knock-Out Event or upon Investor Early Redemption. From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Basket Indices, the components underlying the Basket Indices, or securities whose value is derived from the Basket Indices or its constituents. Although we have no reason to believe that any of these activities will have a material impact on the levels of the Basket Indices or the value of the securities, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No security holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in Distribution Agreements entered into between Deutsche Bank AG and each of Deutsche Bank Securities Inc. (“DBSI”) and DBTCA as agents and certain other agents that may be party to either Distribution Agreement from time to time (each an “Agent” and collectively with DBSI and DBTCA, the “Agents”), each Agent participating in this offering of securities has agreed to purchase, and we have agreed to sell, the Face Amount of securities set forth on the cover page of the relevant pricing supplement. Each Agent proposes initially to offer the securities directly to the public at the public offering price set forth in the relevant pricing supplement.

DBSI and DBTCA, acting as agents for Deutsche Bank AG, will receive an up-front commission or fee in connection with the sale of the securities of up to 0.25 % or $2.50 per $1,000 Face Amount of securities. In addition, we expect to pay a portion of the Haven Adjustment Factor as a commission to brokerage firms, which may include DBSI, and their affiliates, whose clients purchased securities in this offering and who continue to hold their securities. The fees paid during the term of the securities will not exceed 8% of the aggregate amount of the securities issued. After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time. See “Risk Factors — Certain Built-in Costs Are Likely To Adversely Affect The Value Of The Securities Prior To Maturity” and “Risk Factors — The Brokerage Firm Through Which You Hold Your Securities And Your Broker May Have Economic Interests That Are Different From Yours.” The issue price of the securities includes commissions paid with respect to the securities and the cost of hedging the Issuer’s obligations under the securities.

We own, directly or indirectly, all of the outstanding equity securities of DBSI and DBTCA. The net proceeds received from the sale of the securities will be used, in part, by DBSI or one of its affiliates in connection with hedging our obligations under the securities. The underwriting arrangements for this offering comply with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with Rule 5121, DBSI may not make sales in offerings of the securities to any of its discretionary accounts without the prior written approval of the customer.

DBSI or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the securities, DBSI may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, DBSI may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account. DBSI must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if DBSI is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, DBSI may bid for, and purchase, securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. DBSI is not required to engage in these activities, and may end any of these activities at any time.

To the extent the total aggregate Face Amount of securities offered pursuant to a pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of this offering, our affiliates may own up to approximately 10% of the securities offered in this offering.

No action has been or will be taken by us, DBSI, DBTCA or any dealer that would permit a public offering of the securities or possession or distribution of this term sheet or the accompanying prospectus supplement or prospectus, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this term sheet or the accompanying prospectus supplement, prospectus or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this term sheet and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Settlement

We expect to deliver the securities against payment for the securities on the Settlement Date indicated above, which may be a date that is greater than three business days following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to transact in securities more than three business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement if the securities are to be issued more than three business days after the Trade Date.